Exhibit 10.8.2.3

SECOND AMENDMENT
TO GOOGLE SERVICES AGREEMENT AND ORDER FORM

This Second Amendment to Google Services Agreement and Order Form (“Amendment Number Two”), dated November 24, 2004 (“Amendment Effective Date”), revises the Google Services Agreement (the “GSA”) and Google Services Agreement Order Form (the “Order Form”) executed by the Ask Jeeves UK Partnership (and assigned to Ask Jeeves Europe Limited) (“Customer”) and Google Inc. (formerly Google Technology Inc.) (“Google”) (each a “Party” and collectively the “Parties”) on May 15, 2003, as amended.

Recitals

Customer and Google entered into the GSA and Order Form dated as of May 15, 2003, as amended by that certain First Amendment to Google Services Agreement and Order Form dated as of July 26, 2004 (“Amendment Number One”) (the GSA and Order Form, as amended by Amendment Number One, collectively, the “Services Agreement”) pursuant to which Google provides certain services (as set forth in the Services Agreement) to Customer. The Services Agreement and this Amendment Number Two shall be collectively referred to as the “Agreement”.

Customer and Google now desire to amend the Services Agreement through this Amendment Number Two as set forth below in connection with Customer’s intended additional use of Google Sponsored Links on Image Search Results Pages (as defined below) as a part of the Services.

Terms

1.      As used in the Agreement, the term “Google Sponsored Links Program” shall also be known as the “AdSense for Search Program.”

2.      Add the following to the GSA as a new Section 1.2.2(a):

“Section 1.2.2(a)       Image Search Results Pages. Notwithstanding anything to the contrary in the Services Agreement, during the Term and subject to this provision, Customer shall have the right to display on Image Search Results Pages (as defined below) of the Site Google Sponsored Links returned in response to Queries from End Users searching for images on the Web. “Image Search Results Page” means a Web page on the Site that displays image search results that are provided by Customer or a third party, the current form of which appears on the Site substantially as shown in the screenshot attached as Exhibit H. Customer shall not display Google Sponsored Links on: (x) [*] that an End User may [*] (y) [*] that [*], i.e., the [*] (“[*]”); and/or (z)[*]. Customer agrees that the [*] shall be [*] in accordance with the terms and conditions of this Agreement, including but not limited to, [*]. Customer shall use commercially reasonable efforts to not send any Query input by End Users on the “Pictures” tab, or on any replacement or successor area of the Site implemented for the display of images (“Image Search Channel”), to Google for processing under the AdSense for Search Program that contains any [*] attached to this Amendment Number One as Exhibit I. The parties agree that Google may [*] Exhibit I [*] , which shall [*]. Customer will [*] to Exhibit I within [*]. In addition, Google shall have the right [*]. Customer will [*]. In addition, Customer agrees [*]. For avoidance of doubt, as used in this Section, the “[*]” refers to (i) [*], or (ii) [*].”

3.      Replace the second to the last sentence in Section 1.2.3 of the GSA with the following: “Further, subject to the prohibition on filtering queries set forth in Section 1.2.1, Customer shall make commercially reasonable efforts to [*] that (i) [*], provided that Google acknowledges and agrees that Customer may [*]; or (ii) would [*].”

4.      Insert the following between the first and second sentences of Section 2.3 of the GSA: “Notwithstanding anything to the contrary contained herein, Customer shall not use or display any Google Brand Feature on or in connection with any Image Search Results Page.”

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.      Insert the following as a new sentence between the existing fourth and fifth sentences of Section 5 of the GSA (“Indemnification”): “In addition, Customer will defend (or at its option settle), indemnify and hold harmless Google and its affiliates and their respective officers, directors, employees and agents from and against any action, loss, cost, claim, demand, liability, or expense, including reasonable attorney’s fees, from any third party lawsuit or proceeding brought against Google based upon a claim arising from and with respect to Customer’s use and/or display of Google Sponsored Links on any Image Search Results Page on the Site.”

This Amendment Number Two constitutes the sole and complete understanding of the parties with respect to its subject matter and supersedes all prior or contemporaneous communications between the parties concerning such subject matter. Following the Amendment Two Effective Date, the Agreement (as amended) remains in full force and effect. This Amendment Number Two may be executed in counterparts, including facsimile counterparts, each of which will constitute an original, but which collectively will form one and the same instrument. This Amendment Number Two will be governed and construed according to the choice of governing and constructive law set forth in the Services Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment Number Two by persons duly authorized as of the date first written above.

ASK JEEVES EUROPE LIMITED	GOOGLE INC.

By: /s/ Steve Sordello	By: /s/ Joan Braddi

Name: Steve Sordello Title: Director of Ask Jeeves Europe Date:	Name: Joan Braddi Title: VP Search Services Google Date:

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT H—[*]

[*]

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT I—[*]

[*]

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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